As filed with the Securities and Exchange Commission on                , 1997
                                                         ---------------
                  Registration No. 333 -
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          NETSMART TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

              Delaware                                    13-3680154
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                  Identification No.)

      146 Nassau Avenue, Islip, N.Y.                          11751
      (Address of Principal Executive Offices)             (Zip Code)

                         1993 Long Term Incentive Plan
                             (Full title of  Plan)

                            Asher S. Levitsky P.C.
                         Esanu Katsky Korins & Siger
                               605 Third Avenue
                              New York, NY 10158
                                (212) 953-6000
(Name, address and telephone number, including area code of agent for service)

                                  Copies to:

                  Lewis S. Schiller, Chief Executive Officer
                          Netsmart Technologies, Inc.
                               146 Nassau Avenue
                               Islip, NY  11751
                                (516) 968-2000
                              Fax:  (516) 968-2123

                       CALCULATION OF REGISTRATION FEE


                                   Proposed        Proposed
 Title of securities                maximum         maximum
     to be         Amount to be  offering price    aggregate      Amount of
 registered         registered      per unit1   offering price  registration fee
 Common Stock,      511,0002       $0.878        $448,834.97      $136.01
$.01 par value ...


1 Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c), promulgated under the Securities Act of 1933, as amended, on the basis of the average exercise price of outstanding options and closing price of the Common Stock on May 15, 1997, which was $4.00 per share, for the options available for grant.

2 Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may be required pursuant to the antidilution provisions of Registrant's 1993 Long Term Incentive Plan (the "Plan").


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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

      The documents containing the information specified in this Item 1 will be sent or given to employees, directors or other participants in the Plan, as the case may be, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

      The documents containing the information specified in this Item 2 will be sent or given to employees, directors or other participants in the Plan, as the case may be, as specified by Rule 428(b)(1) under the Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act.



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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

      (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997.

      In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4Description of Securities.

      Each share of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), currently outstanding is fully paid and nonassessable. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Common Stock are entitled to share in such dividends as the Board of Directors of the Registrant (the "Board of Directors"), in its discretion, may declare from funds legally available. In the event of liquidation, each outstanding share of Common Stock entitles its holder to participate ratably in the assets remaining after payment of liabilities.

      Stockholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of stock or of any securities of the Registrant, and there are no redemption or sinking fund provisions with regard to the Common Stock. Holders of Common Stock do not have cumulative voting rights.

      The Registrant's certificate of incorporation authorizes the issuance of so-called "blank check" preferred stock with the Board of Directors having the right to determine the designations, rights, preferences and privileges of the holders of one or more series of Preferred Stock of the Registrant. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of Common Stock. The Preferred Stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control of the Registrant.

Item 5Interest of Named Experts and Counsel.

            None.

Item 6.     Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law and Article EIGHTH of the Registrant's Restated Certificate of Incorporation provide for indemnification of directors and officers of the Registrant under certain circumstances.

Item 7Exemption from Registration Claimed.

            Not applicable.

Item  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:


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            (1)   To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Islip, State of New York on this 30th day of May, 1997.

                                    NETSMART TECHNOLOGIES, INC.

                                    /s/ Lewis S. Schiller
                                    Lewis S. Schiller
                                    Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Lewis S. Schiller as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission.

      Signature                     Title                  Date

/s/ Lewis S. Schiller               Chairman of the Board         May 30 , 1997
------------------------------------
Lewis S. Schiller                   Chief Executive Officer
                                    and  Director
                                   (Principal Executive
                                    Officer)

/s/ Anthony F. Grisanti             Chief Financial Officer       May 30 , 1997
------------------------------------
Anthony F. Grisanti                Treasurer and Secretary
                                  (Principal Financial and
                                   Accounting Officer)

/s/ James L. Conway                 Director                      May 30 , 1997
------------------------------------
James L. Conway

/s/ Leonard M. Luttinger            Director                      May 30 , 1997
------------------------------------
Leonard M. Luttinger

/s/ John F. Phillips                Director                      May 30 , 1997
------------------------------------        --
John F. Phillips

/s/ Storm R. Morgan                 Director                      May 30 , 1997
------------------------------------
Storm R. Morgan

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                               INDEX TO EXHIBITS



         Exhibit Nos.            Description of Exhibits

     **     3.1               Restated Certificate of Incorporation, as amended.

     *      5.1               Opinion of Esanu Katsky Korins & Siger.

     **    10.7               The Registrant's 1993 Long Term Incentive Plan.

     *     23.1               Consent of Moore Stephens, P.C.

     *     23.2               Consent of Esanu Katsky Korins & Siger (included
                              in Exhibit 5.1).

     *     Filed herewith.
     ** Incorporated by reference to the Registration Statement 333-2550 on Form S-1.

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                                                                    Exhibit 5.1

                     Letterhead of Esanu Katsky Korins & Siger














                                    May 29, 1997










Netsmart Technologies, Inc.                                            13146-02
146 Nassau Avenue
Islip, New York  11751

            Re:   Registration Statement on Form S-8

Gentlemen:

            This opinion is delivered in connection with the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), being filed by Netsmart Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange
Commission for registration of 511,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock")issuable pursuant to the Company's 1993 Long-Term Incentive Plan (the "Plan").

            We have examined the  originals,  photocopies,  certified  copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

            Based on our examination mentioned above, we are of the opinion that the shares of Common Stock being registered pursuant to the Registration Statement, when duly issued against receipt of the specified purchase price therefor in accordance with the Company's 1993 Long Term Incentive Plan, as in effect on the date hereof, will be legally issued, fully paid and nonassessable.



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            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

 .

                                          Very truly yours,



                                          ESANU KATSKY KORINS & SIGER

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                                  Exhibit 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Netsmart Technologies, Inc.
  New York, New York


            We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 6, 1997, except as to Note 5 for which the date is April 8, 1997 on the consolidated financial statements included or incorporated by reference in the Netsmart Technologies, Inc. annual report on Form 10K for the year ended December 31, 1996.


                                          MOORE STEPHENS, P.C.
                                          Certified Public Accountants.

Cranford, New Jersey
May 30, 1997


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